                                                                EXHIBIT 10.14


                                      LEASE
                                      -----


                            ROYAL EXECUTIVE PARK II,


                                     Lessor


                                       and


                        ENTEX INFORMATION SERVICES, INC.,


                                     Lessee


                      Premises in the Royal Executive Park,
                        King Street, Rye Brook, New York



                                January 20, 1995

                                      LEASE
                                      -----


        LEASE, dated as of January 20, 1995 between ROYAL EXECUTIVE PARK II, a New York limited partnership, with an office c/o Heitman Properties Ltd., 1211 Avenue of the Americas, New York, New York 10036 ("Landlord"), and ENTEX INFORMATION SERVICES, INC., a Delaware corporation, with an office at 6 International Drive, Rye Brook, New York 10573 ("Tenant").

                                   ARTICLE ONE
                                   -----------

                                LEASE OF PREMISES
                                -----------------

        Section 1.01. Lease of Premises. (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, for the term and at the rent hereinafter stated, the premises referred to in subsection (b) below, situated on a plot of land (the "Land") designated as Phase II in the Royal Executive Park, King Street, Rye Brook, New York (such Phase being herein referred to as the "Executive Park").

        (b) The Leased Premises shall be that portion of the ground floor indicated by crosshatching on the floor plan annexed hereto as Exhibit A and made a part hereof (the "Leased Premises"), in the building known as 6 International Drive, Rye Brook, New York (a/k/a Building 6) in the Executive Park (the "Building"), and all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of this Lease are attached to or used in connection with such space leased by Tenant, but excluding (i) any personal property or trade fixtures of Tenant and (ii) such space as may be excluded from the Leased Premises pursuant to any provision of this Lease.

        (c) This Lease includes the right of Tenant to use the Common Building Facilities (as defined in subsection 1.01(d) below) in common with other tenants in the Building and/or in the buildings designated on said Site Plan as Buildings 4 and 5.

        (d) The term "Common Building Facilities" shall mean all of the common facilities in the Building designed and intended for use by all tenants in the Building or in the portion of the Executive Park (excluding parking spaces in Phase II designated for single tenant use which do not exceed 329 spaces) designed and intended for use by tenants in the buildings designated as 4,5 , and 6 in the Executive Park, in common with Landlord and each other, including, but not limited to hallways, lobbies, receiving areas, loading docks, elevators, stairways, telephone and electrical closets, walkways, plazas, courts, service areas, landscaped areas and all other common and service areas of the Building or the Executive Park intended for such use.

        Section 1.02. Access Drive. The Executive Park shall include rights in the existing paved access drive running to and from King Street as shown on the Site Plan, provided, however, that the owner of the Adjoining Premises (designated as Phase I on the Site Plan) and its successors and assigns, shall have the right to use that portion of said access drive which runs from east to west and forms the northerly boundary of Phase I (the "Access Drive") in common with Tenant and other occupants of Phase I and Phase 11 for ingress and egress of motor vehicles and pedestrians to and from King Street to the Adjoining Premises and for the installation of underground utilities. Landlord and/or the owner of the Adjoining Premises shall also have the right to use the Access Drive in connection with the extension or widening thereof over and upon the Adjoining Premises, provided that same shall not materially adversely affect Tenant's access to the Building. Landlord and/or the owner of the Adjoining Premises shall have the right to relocate the Access Drive or to substitute therefor another access drive.

        Section 1.03. Cancellation Option. Both Landlord and Tenant shall have the right to cancel this Lease effective at any time following July 31, 1995 by delivering not less than sixty (60) days' prior written notice thereof to the other party. As a condition to the effectiveness of any cancellation notice delivered by Tenant, Tenant shall not be in monetary default hereunder as of the date fixed for cancellation and Tenant shall pay to Landlord, simultaneously with delivery of its cancellation notice (time being of the essence), a cancellation fee (by good certified or official bank check) equal to Thirty-Five Thousand Three Hundred Fifty-Six ($356.00) Dollars plus the unamortized amount of any brokerage commission payable by Landlord in connection with this Lease. In no event shall Landlord be obligated to pay any cancellation fee to Tenant if Landlord shall exercise its right to cancel this Lease pursuant to this Section
1.03. If either Landlord or Tenant shall deliver any such cancellation notice, then this Lease shall be deemed terminated as of the date fixed for lease termination in such party's cancellation notice (which shall be the last day of the month) and Tenant shall vacate the Premises on such cancellation date in the condition required at the Expiration Date hereof, time being of the essence. If Tenant shall fail to timely vacate the Premises, then the holdover provisions set forth in this Lease shall apply. If Landlord or Tenant shall cancel this Lease as aforesaid, then following the date of cancellation neither Landlord nor Tenant shall have any further rights or obligations hereunder except as to any obligations relating to the period prior to the dated fixed for cancellation and except as otherwise provided in this Lease.

                                   ARTICLE TWO
                                   -----------

                                      TERM
                                      ----

        Section 2.01. Term. The term of this Lease (the "Term") shall commence on February 1, 1995 (the "Term Commencement Date") and shall terminate on January 31, 1996 (the "Expiration Date") or on such earlier date on which the term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law.

                                  ARTICLE THREE
                                  -------------

                              CONDITION OF PREMISES
                              ---------------------

        Section 3.01 Condition of Premises. Tenant has examined the Building (including the Leased Premises), is familiar with the physical condition thereof and is leasing the Leased Premises in its "as is" condition. Except as otherwise provided herein, Landlord has not made and does not make any representations or warranties as to the physical condition, expenses, operation and maintenance, or any other matter or thing affecting or related to the Building or the Leased Premises therein located. Landlord shall have no obligation to perform any work in the Leased Premises in order to prepare same for Tenant's occupancy, all of which work shall be installed by Tenant or its contractors, at Tenant's sole cost and expense, in accordance with the provisions hereof.


                                  ARTICLE FOUR
                                    ---------

                                     RENTAL
                                     ------

        Section 4.01. Annual Rent.

        (a) Tenant shall pay to Landlord as rent, at the office of Landlord at c/o Heitman Properties Ltd., 1211 Avenue of the Americas, New York, New York 10036 or elsewhere as directed from time to time by Landlord's written notice to Tenant, base rental per annum (the "Annual Rental") in an amount equal to Two Hundred Twelve Thousand One Hundred ThirtyFive ($212,135.00) Dollars per annum, payable in equal monthly installments of Seventeen Thousand Six Hundred Seventy-Seven and 92/100 ($17,677.92) Dollars, for the period commencing on the Term Commencement Date to and including the Expiration Date hereof.

        (b) The Annual Rental shall be Payable in equal monthly installments, in advance, on the first day of each and every month. Simultaneously with the execution hereof, Tenant has delivered to Landlord a check in the amount of $17,677.92, which payment (subject to collection) represents the monthly Annual Rental for February, 1995.


                                  ARTICLE FIVE
                                  ------------

                                    SERVICES
                                    --------

        Section 5.01. Standard of Operations; Cafeteria Landlord shall at all times operate and maintain the Building in accordance with a standard at least as high as that customarily followed in the operation and maintenance of comparable office buildings in Westchester County and, without limiting the foregoing, shall provide the specific facilities, utilities and services set forth in this Article.

        Section 5.02. Heating, Ventilating and Air Conditioning.

        (a) Landlord shall provide heating, ventilating and air conditioning ("HVAC") and snow removal consistent with that offered by first class office buildings in the vicinity, Landlord shall furnish HVAC services in season as required for Tenant's comfortable use and normal occupancy of the Leased Premises from 8:00 a.m. to 6:00 p.m., Mondays through Fridays, except holidays and from 9:00 a.m. to 1:00 p.m. on Saturdays. Holidays shall be New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, President's Day and such other days as are locally observed by Tenant. Tenant shall advise Landlord of its local holiday schedule and any changes thereto.

        (b) Landlord shall, upon reasonable advance notice from Tenant (by 4:00 p.m. for evening service and 4:00 p.m. Friday for weekend service), furnish to Tenant HVAC services at any time or times other than the regular hours specified above, with any such overtime service furnished to Tenant at an initial charge of $25.00 per hour, subject to reasonable increases based on prevailing market charges for overtime HVAC services.

        (c) For HVAC and humidity requiring special operating hours or other conditions which necessitate the use of self-contained units not served by the Building's chilled water system (the "Special Systems"), Landlord shall furnish electrical power to Tenant for Tenant's use in installing and operating, at Tenant's expense, one or more Special Systems. Tenant shall bear any extra expense incurred by Landlord in furnishing such power from the Building's systems or in expanding the Building's systems, if necessary, to provide such electrical power. Each Special System shall require the prior written consent of Landlord which shall not be unreasonably withheld or delayed.

        Section 5.03. Electrical Service. Landlord shall provide an electrical distribution system and electrical service for the Building at the level of not less than four watts per square foot.

Landlord shall cause to be furnished and shall pay for electricity used in connection with HVAC and the Common Building Facilities as an item included in Operating Expenses; provided, however, that Tenant shall bear the expense of electric power used in the Leased Premises, exclusive of electric power used in connection with HVAC and the Common Building Facilities. The cost of electric power for Tenant's use shall be $2,272.88 per month, subject to increases (but not decreases) based upon surveys prepared by Landlord's contractor at Tenant's expense, which surveys may be updated from time to time, and Tenant shall pay to Landlord as additional rent together with monthly installments of the Annual Rental the cost of the electric service so determined.

        Section 5.04. Elevators. Landlord shall provide passenger elevators serving the Building. The passenger elevators shall be available during all working hours of all working days, and, at all other times, there shall be at least one passenger elevator available to serve the Building.

        Section 5.05. Light Bulbs and Water. Landlord shall furnish and/or install at its expense

        (a) all initial and replacement light bulbs, fluorescent tubes and ballasts in the Common Building Facilities; and (b) water, including heated water, to serve the Leased Premises as required for lavatory and drinking purposes. Landlord shall furnish and/or install all initial light bulbs, fluorescent tubes and ballasts for the Leased Premises. Landlord shall provide, at Tenant's expense, replacement light bulbs, fluorescent Tubes and ballasts for the Leased Premises. Water for special purposes shall be separately metered to Tenant through meters installed by Landlord at Tenant's expense.

        Section 5.06. Building Security. (a) Landlord does not contemplate retaining security guards to be stationed in the Building. If Tenant requests Landlord to supply special security services. These services will be billed to Tenant directly and will not be included in Operating Expenses.

        (b) Tenant, at its expense and with the prior written approval of Landlord, may design and install such safety and security systems or devices, including without limitation, electronic security devices and auxiliary emergency electric power supplies, as Tenant may deem appropriate.

        Section 5.07. Janitorial Services. (a) Landlord shall provide, at its expense, the cleaning and janitorial services (the "Janitorial Services") and window cleaning services set forth in Exhibit B hereto.

                                   ARTICLE SIX
                                   -----------

                                 TENANT PARKING
                                 --------------

        Section 6.01. Tenant Parking. (a) Subject to the provisions of Section 6.01(c) Landlord shall provide Tenant with access to not less than 40 parking spaces to be used in common with other tenants at no additional cost to Tenant. The parking spaces shall be available for use twenty-four (24) hours a day, every day of the year, and shall be illuminated after dark. Landlord shall monitor and enforce Tenant's parking rights granted hereby.

        (b) If Tenant, its permitted assignees or subtenants and/or their respective employees, licensees and guests at any time during the Term are not able to use the parking spaces because of unauthorized use thereof, Landlord shall take reasonable steps including, if appropriate, the posting of signs, the distribution of parking stickers and the towing away of unauthorized vehicles, to end further unauthorized use.

        (c) Tenant understands and agrees that the parking spaces provided by Landlord shall be utilized solely for the parking of passenger vehicles, exclusive of trucks, vans and service vehicles (except for normal deliveries of supplies and equipment to Tenant in the regular course of its business), and that no maintenance or service of vehicles shall be permitted.

        (d) No fence or other barrier shall be erected at the parking spaces designated for Tenant.

        (e) Tenant agrees to minimize the traffic impact of the occupancy of Building by utilizing its best efforts to encourage car pooling, use of public transportation, and staggered working hours for its employees.

                                  ARTICLE SEVEN
                                  -------------

                                 USE AND ACCESS
                                 --------------

        Section 7.01. Use. (a) Tenant, its Affiliates (as defined in Section 16.01) and permitted assignees and subtenants shall have the right to use the Leased Premises (excluding Tenant's Parking Spaces) for general and executive office purposes and for all activities normally incidental thereto and for no other purpose. In no event shall the Leased Premises be used by a tenant or occupant which is of the following character: telecommunications common carrier, banks, automated tellers and banking services, newsstands, tobacconists, markets, grocery stores, bars, saloons, cocktail lounges, pawn shops, employment agencies, union hiring halls or uses of like character of the foregoing.

        (b) Tenant shall not use the Leased Premises for purposes prohibited or not provided for under this Lease except upon Landlord's prior written consent. Tenant shall not use the Leased Premises in any manner which would be incompatible with a first class office park and/or which would have the effect of materially lowering the rental and/or capital value of the Leased Premises and/or the Executive Park.

        Section 7.02. Access. Tenant, its Affiliates and permitted subtenants and their respective employees, licensees and guests, shall have access to the Leased Premises at all times, twenty-four (24) hours per day, every day of the year.


                                  ARTICLE EIGHT
                                  -------------

                             REPAIRS AND MAINTENANCE
                             -----------------------

        Section 8.01. Landlord's Obligation to Repair and Maintain. Landlord shall (except as otherwise provided in Section 8.02 herein) keep and maintain in good repair and working order and perform necessary maintenance upon the Building and the Common Building Facilities and all parts thereof (exclusive of the Leased Premises), including, but not limited to, the roof, parking areas, elevators, lighting, HVAC (other than supplemental HVAC units which hereafter may be installed by Tenant), plumbing, floors, corridors, windows, window frames, common area lobbies and equipment within and serving the Building (exclusive of the Leased Premises). Landlord shall keep and maintain in good repair and working order the HVAC system currently serving the Leased Premises (other than supplemental units, as aforesaid) and existing plumbing therein unless damaged by reason of Tenant's negligence or wilful misconduct. Notwithstanding the foregoing, Landlord shall not be obligated to make and repair or perform any maintenance which Tenant is obligated to make or perform pursuant to Section 8.02 of this Lease.

        Section 8.02. Tenant's Obligations. Tenant shall maintain all of Tenant's property within the Leased Premises and shall repair any and all damage to the Building and/or the Leased Premises caused by it, its agents or employees, except damage by fire or other insured casualty or which may be due to the negligence of Landlord, its agents or employees. Except as otherwise provided in Article Eleven or in any other provision of this Lease, upon termination of this Lease, Tenant shall surrender and deliver up the Leased Premises in the same condition in which they existed on the Term Commencement Date, except for ordinary wear and tear, repairs and maintenance assumed by Landlord, Permitted Alterations (as hereinafter defined), damage arising from fire or other insured casualty and damage caused by others for whom Tenant is not responsible.


                                  ARTICLE NINE
                                  ------------

                             FIRE AND OTHER CASUALTY
                             -----------------------

        Section 9.01. Damage or Destruction. (a) If the Leased Premises or any part thereof should be destroyed or damaged by fire or other insured casualty ("insured casualty" meaning fire or other casualty Landlord is required to insure against pursuant to Article Twenty-Six of this Lease) during the term of this Lease and such damage or destruction was not caused by the negligence or willful misconduct of Tenant, its agents or employees, then (unless the Lease is terminated by Landlord or Tenant as hereinafter provided) Landlord shall promptly proceed to reconstruct, restore and repair the Leased Premises, as the case may be, to a condition substantially equivalent to their former construction.

        Commencing with the date of such damage, provided such damage was not caused by the negligence or willful misconduct of Tenant, its agents or employees, the rent provided for herein shall abate pro rata to the extent that, and for so long as, any portion of the Leased Premises is not reasonably usable with reasonable ingress and egress and its proportionate number of required parking spaces, and is not actually used, by Tenant in the ordinary conduct of its business.

        (b) It is agreed that if the Building is totally destroyed by any cause or is so substantially destroyed that reconstruction would require more than three (3) months, either Landlord or Tenant may elect to terminate this Lease by giving the other party written notice of such election within thirty
(30) days after the giving of notice from Landlord hereinafter provided for. Such termination shall be effective as of the date of such election.

        (c) In the event of any casualty, Landlord shall, within twenty (20) days thereafter, give Tenant written notice of to estimated time required to repair the same. If Landlord and Tenant shall disagree as to the probable reconstruction period, the matter shall be determined by an independent architect reasonably acceptable to both parties, and the thirty (30) day period for giving of a notice of termination shall commence upon the determination of such architect that more than three (3) months is required to reconstruct the Building.

        (d) In the event of a casualty, if the reconstruction of the Building can be completed within three (3) months, Landlord shall commence to restore the Building within thirty (30) days after the date of the destruction, and complete the reconstruction within three (3) months, as extended by Excusable Delays, but in no event later than four (4) months after the date of commencement of the work. If Landlord fails to commence the reconstruction work within said thirty
(30) day period or complete the reconstruction work within said three (3) month period, as the case may be, Tenant shall have the option to terminate this Lease on written notice to Landlord. Nothing contained in this Section 9.01 shall be deemed to extend the term of this Lease.

        Section 9.02. Waiver of Subrogation Rights. The parties hereto hereby waive any and all rights of recovery, claim, action or cause of action, against each other, their respective agents, officers and employees, for any loss or damage in connection with a loss covered by any insurance policies which the releasor carries with respect to the Leased Premises, the Building, or any interest or property therein or thereon, whether real, personal or mixed (whether or not such insurance is required to be carried under this Lease), but only to the extent that such loss is collectible under such insurance policies, regardless of the cause or origin of the loss or damage, including negligence of the parties hereto, their respective agents and employees. Each party agrees to provide the other with reasonable evidence of its insurance carrier's consent to such waiver of subrogation. If at any time in the future the waiver of subrogation results in increased insurance premiums for either party, the other party shall reimburse the party incurring the higher premium for the amount of the increased cost attributable to the waiver of subrogation.


                                   ARTICLE TEN
                                   -----------

                                    LIABILITY
                                    ---------

        Section 10.01. Indemnification of the Parties. Subject to the provisions of section 9.02, Landlord and Tenant each agree to indemnify and save the other harmless from any and all claims with respect to bodily injury or property damage, arising from any breach or default on the part of the indemnifying party in the performance of any covenant or agreement on its part to be performed pursuant to the terms of this Lease or arising from its negligence or the negligence of any of its agents or employees, including all costs, counsel fees, expenses and liabilities incurred in or about any such claim; and if any action or proceeding is brought against either Landlord or Tenant by reason of any such claim, the indemnifying party upon notice from the party to be indemnified covenants to resist or defend such action on proceeding at its expense and the indemnified party shall cooperate in such defense.


                                 ARTICLE ELEVEN
                                 --------------

                            ALTERATIONS AND FIXTURES
                            ------------------------

        Section 11.01. Alterations by Tenant. (a) Tenant may make such Permitted Alterations (as hereinafter defined) to the Leased Premises as it shall from time to time elect to make. Tenant shall notify Landlord in writing prior to making any Permitted Alterations but Landlord's approval thereof shall not be required if such Permitted Alterations are non-structural in nature, have an aggregate cost that is less than $10000 and am not visible from the Common Building Facilities or exterior of the Leased Premises.

        The following shall be deemed to be Permitted Alterations:

        (i) Erection, demolition or alteration of non-load bearing partitions and hung ceiling, including lighting fixtures.

        (ii) Painting, decorating and installation of wall and floor coverings.

        Except for Permitted Alterations, Tenant shall make no alterations, installations, additions or improvements in or to the Leased Premises or any alteration to the mechanical systems of the Building or Leased Premises, including, but not limited to the plumbing and air-conditioning systems of the Building or any part thereof or to other Building apparatus of other or like nature without Landlords prior written consent (any such alteration, installation, addition or improvement as to which Landlord's approval is required being hereinafter referred to as a "Tenant's Change"). Tenant's relocation of movable modular office partitions shall not be considered an alteration. Landlord agrees that Landlord will not unreasonably withhold or delay Landlord's consent to Tenant's Changes provided that such Tenant's Changes:

        (i) do not materially adversely affect the structural elements of the Building;

        (ii) do not materially adversely affect the plumbing, electrical and HVAC systems of the Building; and

        (iii) do not materially adversely affect the outside appearance of the Building.

        (iv) do not materially adversely affect the rental or capital value of the Building and/or Executive Park.

        Landlord may condition Landlord's approval with respect to any Tenant's Changes on Tenant's agreement to remove such Tenant's Change and restore the portion of the Leased Premises affected thereby to the condition existing as of the Term Commencement Date.

        (b) Insurance requirements relating to Tenant alterations and installations are as set forth in Article Twenty-Seven.

        (c) All alterations or additions made by Tenant in the Leased Premises shall be constructed and completed in a good and workmanlike manner at Tenant's expense by contractors approved by Landlord, such approval not to be unreasonably withheld or delayed. Tenant shall obtain all necessary governmental permits, licenses and approvals and shall comply with all Applicable Laws. Landlord shall. at Tenant cost and expense cooperate with Tenant in connection with Tenant's procurement of such permits, licenses and approvals and, to the extent legally required, promptly execute (in Landlord's name) any and all governmental applications in connection with Tenant's work, provided that in no event shall Landlord be obligated to make any expenditures by reason of the foregoing. Tenant shall pay to Landlord, as additional rent for services to be performed by Landlord in connection with Permitted Alterations and Tenant's Changes (other than Tenant's initial build-out), Landlord's reasonable charges therefor not to exceed ten (10%) percent of the total cost of Tenant's Changes.

        (d) The quality of any Permitted Alterations or Tenant's Changes shall be consistent with tenant installations typically found in first class office parks. Landlord shall have the right to conduct reasonable inspections (during Building Hours) of any construction undertaken by or on behalf of Tenant to ensure reasonably satisfactory quality. Tenant shall deliver to Landlord a complete set of "as-built" plans and specifications promptly following completion of any Permitted Alterations or Tenant's Changes.

        Section 11.02. Tenant's Property. (a) Tenant, at its expense, may, at any time and from time to time, install in and remove from the Leased Premises its trade fixtures, equipment, partitions, walls and wall systems, furniture and Furnishings, provided such installation or removal is accomplished without material damage to the Leased Premises or the Building and Tenant promptly repairs any such damage.

        (b) Subject to the provisions of Section 11.01(a) hereof, upon the expiration of this Lease, Tenant shall remove all of Tenant's property not permanently affixed to the Building. If Tenant fails to remove any personal property of Tenant that Tenant may remove upon the termination of this Lease, any such property not so removed shall, at Landlord's election, become the property of Landlord or be removed by Landlord at Tenant's expense.

                                 ARTICLE TWELVE
                                 --------------

                                  CONDEMNATION
                                  ------------

        Section 12.01. Total Taking. If all or substantially all of the Leased Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (other than for temporary use or occupancy), the term of this Lease shall terminate as of the date of vesting of title (the "Date of the Taking"), and, subject to a pro-ration and apportionment of Annual Rental, additional rental and other sums due hereunder as of the Date of the Taking, no further rent shall be due hereunder.

        Section 12.02. Partial Taking. If a part of the Leased Premises shall be so taken, then Landlord shall give Tenant prompt written notice thereof and the part so taken shall no longer constitute part of the Leased Premises, but this Lease shall continue in force and effect as to the part not so taken; provided, however, that Tenant may elect to terminate this Lease (a) if a partial taking is more than ten percent (10%) of the Leased Premises, and if, in the good faith judgment of Tenant, the remaining portion of the Leased Premises cannot be economically and practicably used by Tenant for the conduct of its business as conducted immediately prior to the taking, or (b) if a partial taking has a material adverse effect upon the means of access to the Leased Premises, the entrances or lobbies of the Buildings or the number of parking spaces reasonably available to Tenant, unless Landlord shall have provided reasonable substitutes therefor. Tenant shall give notice of any election to terminate to Landlord not later than sixty (60) days after notice of such taking is given by Landlord to Tenant, which notice shall describe in reasonable detail the premises subject to said condemnation. Upon the date specified in Tenant's notice (which shall not be more than one hundred eighty (180) days after that notice), the term of this Lease shall terminate and, subject to a proration and apportionment of Annual Rental, additional rental and other sums due hereunder as of the Date of Taking and such termination date, as applicable, no further rent shall be due hereunder. Upon a partial taking and the term of this Lease continuing in force as to any part of the Leased Premises, the Annual

Rental or any additional rental shall be reduced proportionately based upon the part or parts of the Leased Premises so taken and not replaced.

        Section 12.03. Claims of Landlord and Tenant. Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking (other than for temporary use and occupancy) provided for in this Article without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award, except as hereinafter expressly provided. Tenant shall have the right to make a separate claim with the condemning authority for (a) any moving expenses incurred by Tenant as a result of such condemnation; (b) the value of any of Tenant's property taken (including any leasehold improvements made by Tenant); and (c) any other separate claim which Tenant may hereafter be permitted to make, provided, however, that such separate claim shall not reduce or adversely affect the amount of Landlord's award. If Tenant shall not be permitted to make a separate claim in such proceeding, Landlord shall prosecute all claims in such proceeding on behalf of both Landlord and Tenant in which event Tenant may, if it so elects and at its expense, join with Landlord in such proceeding, retain co-counsel, attend hearings, present arguments and generally participate in the conduct of the proceeding; provided, however, that if Landlord incurs and additional expense because of Tenant's exercising its rights under this sentence, Tenant will bear such additional expense.

        Section 12.04. Distribution of the Award. The aggregate amount of all awards received in any proceeding relating to any taking (other than awards to Tenant pursuant to Section 12.03 or for temporary use or occupancy) is hereinafter called the "Award". Regardless of the apportionment of the Award in such proceeding, and regardless of any termination of this Lease, the Award shall be held in trust by Landlord or any mortgagee, as their interests may appear, and distributed in the following order of priority:

        (a) If Landlord shall be obligated to repair, alter and restore the remaining part of the Building or Leased Premises pursuant to Section 12.06, the amount actually expended by Landlord for such repair, alteration and restoration shall be paid to Landlord out of the Award.

        (b)    The balance of the Award shall then be paid to Landlord.

        Section 12.05. Temporary Taking of Premises. If all or any part of the Leased Premises shall be temporarily taken by condemnation or otherwise for any public or quasi-public use or purpose (unless Tenant shall have elected to terminate the term of this Lease in accordance with the option provided in the last sentence of this Section), this Lease shall nevertheless remain in full force and effect. Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking; provided, however, that Tenant shall not be liable to the payment of Annual Rental, additional rental or other sums for the part of the Leased Premises so temporarily taken. The award for the temporary taking shall be payable to Landlord, except to the extent such award is intended to cover the value of Tenant's property taken or the moving costs incurred by Tenant as a result of such condemnation. In the event of a temporary taking which meets the requirements of Section 12.02 for a period in excess of three months and involves a taking of more than twenty-five percent (25%) of the Leased Premises, Tenant may terminate the term of this Lease upon notice to Landlord given within thirty (30) days after written notice to Tenant of such temporary taking, and this Lease shall terminate as of the date of such taking.

        Section 12.06. Landlord's Obligation to Restore.

        (a) In the event of a taking which taking does not result in the termination of the Lease, Landlord shall, at its expense and regardless of whether any Award or Awards shall be sufficient for the purpose, proceed with due diligence to repair, alter and restore the remaining part of the Leased Premises substantially to its former condition to the extent feasible. Upon the expiration of any temporary taking which did not result in a termination of this Lease, Landlord shall restore the Leased Premises to their former condition as aforesaid and any Award relating to the cost of such restoration shall be paid over to Landlord and used for such purpose.

        (b) During any period of restoration of the Leased Premises pursuant to subsection (a) above, the rent provided for herein shall abate pro rata to the extent that, and for so long as, any portion of the Lease Premises is not reasonably usable, and is not actually used, by Tenant in the ordinary conduct of its business.


                                ARTICLE THIRTEEN
                                ----------------

                              REMEDIES AND DEFAULTS
                              ---------------------

        Section 13.01. Default by Tenant. (a) The term of this Lease is subject to the limitation that (i) whenever Tenant fails to pay any monthly installment of the Annual Rental or any additional rental or other sum due Landlord from Tenant hereunder and such default continues for a period of ten (10) days after written notice by Landlord, or (ii) whenever Tenant fails to perform or observe any other covenant, term, provision or condition of this Lease and such default continues for a period of thirty (30) days after written notice by Landlord (plus such additional time as may be reasonably required to cure a default which, despite diligent and continuous effort, cannot by its very nature be cured within said thirty (30) days) then, in any of such cases Landlord may give Tenant a notice of intention to terminate this Lease five (5) days after such notice and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall expire and terminate on that fifth day with the same effect as if the date of termination were the Expiration Date, but Tenant shall remain liable for damages as provided herein.

        (b) If the notice provided in subparagraph (a) above shall have been given and the term shall expire as aforesaid, then Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the leased Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise (other than by force), without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Leased Premises again as and of its first estate and interest therein. In the event of any termination of the term of this Lease under the provisions of Article Thirteen or in the event of the termination of the term of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the rent and any other charge payable by Tenant to Landlord up to the time of such termination or re-entry, as the case may be, and shall also pay to Landlord damages as provided in subparagraph (c) below.

        (c) Despite any termination of Tenant's rights of possession, Tenant shall remain liable for the Annual Rental and any additional rental due and to become due hereunder, and the same shall be paid by Tenant to Landlord on the regular days stipulated herein for payment of rent; provided that Landlord shall have the right to alter, change or remodel the improvements within the Building and to lease or let the Leased Premises, or portions thereof, for such periods of time and at such rent and for such use and upon such covenants and conditions as Landlord may elect, applying the net rent or avails of such letting first to the payment of Landlord's reasonable expenses in dispossessing Tenant and such costs or expenses as may be necessary in order to enable Landlord to relet the same; provided further, however, that Tenant shall be entitled to a credit in the net amount of the rental or additional rental received by Landlord as a result of reletting (after deducting all reasonable costs incurred by Landlord in finding a new tenant, Including brokerage fees, agent's commissions, redecorating costs, attorneys' fees and party other reasonable costs and expenses incident thereto). Tenant shall remain obligated to pay the amount of any deficiency in the annual Rental and additional rental obtained on such reletting, but if the annual rental or any additional rental obtained upon such reletting is greater than that provided for herein plus Landlord's costs, Landlord shall be entitled to receive such excess. Landlord shall have the right to collect from Tenant amounts equal to said deficiencies provided for above by suits or proceedings brought from time to time on one or more occasions without Landlord being obligated to wait until the expiration of the term of this Lease.

        (d) Whether or not Landlord shall have collected any amounts pursuant to (c) above, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further monthly payments as and for liquidated and agreed final damages, a sum equal to the amount by which the rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Leased Premises for the same period, both discounted to present worth at an interest rate per annum equal to the Treasury Bill Rate (hereinafter defined) less the aggregate amount theretofore collected by Landlord pursuant to the provisions of (c) above for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Leased Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Leased Premises so relet during the term of the reletting. For purposes of the foregoing, the "Treasury Bill Rate" shall mean the annual rate of interest then payable on U.S. Treasury Bills having a maturity date corresponding as closely as practicable to the Expiration Date.

        (e) If Tenant shall default in the performance of any of Tenant's obligations hereunder, then Landlord (in addition to the other remethes provided herein or at law or in equity), without being obligated to and without thereby waiving such default, shall have the following remethes:

        Thirty (30) days after notice to Tenant and Tenant's subsequent failure to perform or, in the case of any obligation which cannot be performed in thirty
(30) days, to commence to perform within said thirty (30) day period and to continue thereafter, with due diligence, to complete such performance, Landlord may perform such obligation, or, in the case of payment due others, make such payment, as Tenant's agent. The full amount of the cost and expense so incurred by Landlord or the payment so made, together with the amount of attorneys' fees in instituting, prosecuting or defending any action or proceeding by reason of any default of Tenant hereunder shall be paid by Tenant to Landlord with interest as provided in Section 13.01(e) of this Lease within ten (10) days after written demand therefor.

        (f)    The special remedies to which Landlord may resort under this
Section 13.01 are cumulative and are not intended to be inclusive of any other remethes or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

                                ARTICLE FOURTEEN
                                ----------------

                                   BANKRUPTCY
                                   ----------

        Section 14.01. Bankruptcy by Tenant. If at any time during the term of this Lease a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or substantially all of Tenant's assets is filed against Tenant in any court pursuant to any statute either of the United States or of any state and Tenant fails to secure a discharge thereof within one hundred twenty (120) days, or if Tenant voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors, the term of this Lease, at the option of Landlord, exercised within thirty (30) days after notice of the happening of any one or more of such events, shall terminate on such a date as Landlord shall specify by notice to Tenant, with the same effect as if the date of termination were the Expiration Date of this Lease, but Tenant shall remain liable for rent and/or damages and attorneys' fees as provided in Article Thirteen. However, if a petition for reorganization or for an arrangement is filed by or against Tenant, Landlord may not terminate the term of this Lease so long as Tenant is not in default hereunder and, provided this Lease is assumed or affirmed in such reorganization or arrangement proceeding and all defaults cured within the time periods provided by law.

                                 ARTICLE FIFTEEN
                                 ---------------

                              COMPLIANCE WITH LAWS
                              --------------------

        Section 15.01. Tenant's Compliance with Laws. Tenant, at its expense, shall comply with any valid and applicable laws, rules, orders, ordinances, regulations and other requirements, present or future (collectively, "Applicable Laws"), affecting its occupancy of the Leased Premises and/or the Building that are promulgated by any governmental authority or agency having jurisdiction over the Leased Premises and/or the Building and with any reasonable requirements of the insurance companies insuring Landlord against damage, loss or liability for accidents in or connected with the Building to the extent that the same shall affect or be applicable to: (i) Tenant's manner of use of the Leased Premises (as opposed to its mere use thereof as general and executive offices), (ii) alterations or improvements made by Tenant, or (iii) a breach by Tenant of its obligations under this Lease. Tenant shall not at any time use or occupy the Leased Premises so as to violate the certificate of occupancy for the Building. Nothing herein contained, however, shall be deemed to impose any obligation upon Tenant to make any structural alterations, installations or repairs unless necessitated by reason of (A) a particular manner of use by Tenant of the Leased Premises, (B) alterations or improvements made by Tenant, or (C) a breach by Tenant of its obligations under this Lease. If by reason of a future change in Applicable Laws, structural alterations or installations are required with respect to buildings or premises used for the same or similar purposes and/or in the same or similar manner as the Building or Leased Premises, as contrasted with structural alterations or installations required as a result of a change in use or manner of use of the Building or Leased Premises by Tenant, then, if the cost of such structural alterations or installations exceeds $500,000.00 Landlord may terminate this Lease upon thirty (30) days prior written notice to Tenant. If the cost of such structural alterations or installations is $500,000.00 or less, Landlord shall make such alterations or installations at its expense, within the time period allowed by Applicable Laws for compliance. If Landlord elects to terminate this Lease as aforesaid, Tenant shall have do right to cancel Landlord's election to terminate by notifying Landlord within sixty (60) days after receipt of landlord's notice that Tenant agrees to pay on a monthly basis a pro rata share of the amortized value of such structural alterations or installations over the remaining life of the alterations or installations, plus interest, per annum, from the date Landlord paid for such alterations or installations at the Chase Prime as of Landlord's payment date (the "Applicable Chase Prime"), calculated as follows: divide me cost of do alterations or installations by useful life and multiply the quotient (the "Quotient") by the lesser of (x) the number of years remaining in the original term of the Lease (the "Remaining Original Term") or (y) the number of years of the useful life (the "Useful Life") of such alterations or installations (such product is hereinafter referred to as the "Adjusted Cost"). Thereafter, ascertain the amount necessary to amortize the Adjusted Cost at the Applicable Chase Prime, per annum, in equal monthly installments (each a "Monthly Payment") over the Remaining Original Term. Tenant shall pay as additional rent its pro rata share of the Monthly Payment on the same day of the month the fixed rental payment is due under this Lease until the Adjusted Cost is paid in full.

        The estimated life (in years) of the alterations or installations shall be determined in accordance with Internal Revenue Code guidelines or generally accepted accounting principles, whichever results in the longer estimated life.

        If Tenant elects to cancel the termination of the Lease as aforesaid, Landlord shall make such alterations or installations within the time period allowed by the Applicable Laws for compliance.

        Section 15.02. Landlord's Compliance with Laws. Landlord shall be responsible for complying with all Applicable Laws affecting the design, construction and operation of the Building (excluding the Leased Premises) or relating to the performance by Landlord of any duties or obligations to be performed by it hereunder. Landlord may, at its expense (and, if necessary, in the name of but without expense to, Tenant) contest, by appropriate proceedings diligently prosecuted, the validity, or applicability to the Leased Premises, any matter it may be required to comply with provided the deferral of compliance does not subject Tenant to criminal prosecution or deprive Tenant of the possession, use or the then current manner of use of the Leased Premises and Landlord agrees to indemnify Tenant against any, loss or expense Tenant may incur as a result of such deferral of compliance.


                                   ARTICLE XVI
                                   -----------

                            ASSIGNMENT AND SUBLETTING
                            -------------------------

        Section 16.01. Assignment and Subletting by Tenant.

        (a) Except as expressly permitted herein, Tenant, without the prior written consent of Landlord in each instance, shall not (a) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise), or mortgage or encumber its interest in this Lease, in whole or in part, (b) sublet, or permit the subletting of, the Leased Premises or any part thereof, or (c) permit the Leased Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant. Notwithstanding the foregoing, Tenant's subsidiaries, vendor representatives, auditors, and consultants shall have the right to use portions of the premises as desk space, not exceeding 3000 square feet.

        (b) The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior written consent of Landlord to any further assignment, subletting, occupancy or use. Tenant shall pay to Landlord all reasonable costs, including reasonable attorneys' fees and disbursements, incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Leased Premises or any part thereof. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Leased Premises or any part thereof by any person other than Tenant or its Affiliates, nor any collection of rental by Landlord from any person other than Tenant as provided in this Section, nor any application of any such rental by Landlord, shall relieve or release Tenant of its obligations under this Lease on Tenant's part to be observed and performed, and, subsequent to any assignment, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance. Tenant shall strictly enforce the terms and conditions of any assignment or sublease to which Landlord shall have consented, and shall assign to Landlord any and all rights it may have against such subtenant or assignee, as the case may be, should Landlord so request, including the right to commence legal proceedings in Tenant's name.

        (c) If Landlord shall recover or come into possession of the Leased Premises before the Expiration Date, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the Leased Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder (or if Landlord shall, otherwise succeed to Tenant's estate in the Leased Premises), at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further assignments and transfers as may be necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder (or if Landlord shall otherwise succeed to Tenant's estate in the Leased Premises), that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease. Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Leased Premises or any part thereof, to have given a waiver of subrogation of the type described in and to the extent and upon the conditions set forth in Article XXVI hereof.

        (d) If Tenant is a corporation, Tenant may, without Landlord's consent, assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation, (ii) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities), or (iii) to a corporation or other entity which shall (1) control, (2) be under the control of, or (3) be under common control with, Tenant the term "control" as used herein stall be deemed to mean ownership of more than fifty (50%) percent of the outstanding voting stock of a corporation, or other majority equity and control interest, if not a corporation). Tenant may also sublease to, or permit the use of all or any portion of the Leased Premises by, an entity described in clause
(iii) (any such entity is referred to herein as an "Affiliate") without Landlord's consent. As conditions to any such assignment or subletting, (a) Tenant shall not be in default in the performance of any of its obligations under this Lease, (b) prior to such subletting Tenant shall furnish Landlord with the name of any such related corporation, together with a certification of Tenant and such other proof as Landlord may reasonably request that such assignee or sublessee is a related corporation of Tenant, (c) in the reasonable judgment of Landlord the proposed subtenant shall be of a character in keeping with the standards of Landlord for the Building (d) such subtenant or assignee shall not be a "telecommunications common carrier". In the event of any assignment or subletting described above,
(a) any such assignee, subtenant or occupant shall continue to use the Leased Premises for the conduct of the purposes permitted hereby, (b) the principal purpose of such assignment or sublease shall not be the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made pursuant to clause (iii) and is made for a valid intracorporate business purpose and is not made to circumvent the provisions of this Article), and (c) any such assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to or greater than Tenant's net worth and annual income and cash flow, as so determined, on the date of such assignment. Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (a) duplicate original instrument of assignment (or sublease) in form and substance reasonably satisfactory to Landlord, duly executed by Tenant (and the subtenant), and (b) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; provided, however, that in no event shall such assignment relieve or release Tenant from any of its obligations hereunder. Except as set forth above, either a transfer of a controlling interest in the shares of Tenant (if Tenant is a corporation or trust) or a transfer of a majority of the total interest in Tenant if Tenant is a partnership) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article, including, without limitation, the requirement that Tenant obtain Landlord's prior consent thereto. The transfer of shares of Tenant (if Tenant is a corporation or trust), for purposes of this Article, shall not include any sale of shares effected through the "over-the-counter market" or through any recognized stock exchange.

        (e)    Except as to sublettings or assignments made pursuant to Section
(d) above, prior to any proposed subletting or assignment, Tenant shall submit a statement to Landlord (an "Assignment/Sublease Statement") containing the following information: (a) the name and address of the proposed subtenant or assignee, (b) a description of the portion of the Leased Premises to be sublet,
(c) the terms and conditions of the proposed subletting including the rent payable or the proposed assignment, including the consideration payable therefor, (d) the nature and character of the business of the proposed subtenant or assignee including financial statements supporting the creditworthiness of the proposed subtenant or assignee, and (e) any other information that Landlord may reasonably request. A complete copy of the proposed assignment or sublease to be executed by Tenant and the assignee or subtenant shall accompany Tenant's Assignment/Sublease Statement.

        (f) Landlord may, by notice to Tenant ("Landlord's Notice"), given within fifteen (15) days after its receipt of an Assignment/Sublease Statement wherein Tenant shall propose to sublet all or any portion of the Leased Premises, require Tenant to sublease the proposed sublease space to Landlord or its nominee on the terms set forth in Section (g) below. If Tenant shall propose to assign this Lease or sublease substantially all of the Leased Premises for substantially the then balance of the term of this Lease, Landlord also may, by Landlord's Notice, terminate this Lease as of the date which is two (2) months following Landlord's receipt of the Assignment/Sublease Statement as though such date was the Expiration Date set forth in this Lease. If Landlord fails to so exercise either of such options, it shall not unreasonably withhold or delay its consent to the proposed assignment or sublease by Tenant, as provided below, but such consent shall be deemed of no effect if such assignment or sublease is not consummated by Tenant and the assignee or subtenant, as the case may be, executing and delivering the assignment or sublease which accompanied Tenant's Assignment/Sublease Statement within one hundred twenty (120) days after such consent is given. The portion of the Leased Premises to which any proposed subletting is to be applicable is hereinafter referred to as the "Space".

        (g) If Landlord requires Tenant to execute a sublease ("Sublease") pursuant to Section (f), then the Sublease shall be upon the same terms as this Lease, except for such terms thereof as are inapplicable and except that: (1) the term of the Sublease shall be the term specified in Tenant's Assignment/Sublease Statement; (2) the fixed annual rent for the Sublease shall be the lesser of (a) the product of the rate per RSF (net of any credits Tenant may be receiving in respect thereof pursuant to this Lease or otherwise) Tenant is then paying Landlord hereunder and the RSF contained in the Space and (b) the fixed annual rent set forth in Tenant's Assignment/Sublease Statement; (3) "Tenant's Share" shall be determined by multiplying Tenant's Stare under this Lease by a fraction, the numerator of which is the RSF contained in the Space (including any common corridor allowances attributable to the Space), and the denominator of which is 94,016; (4) for purposes of determining additional rent under the Sublease, the "Base Year" shall be the later of (i) the Base Year under this Lease, or (ii) the Base Year as set forth in the assignment or sublease which accompanies the Tenant's Assignment/Sublease Statement; (5) the subtenant under the Sublease shall have the unrestricted right to assign the Sublease or any interest therein, to further sublet all or any part of the Space and/or to make any alterations, decorations, additions or improvements in and to the Space (all or any part of which may be removed, at Landlord's option, at any time, provided Landlord repairs all damage caused by such removal); (6) Tenant, as sublandlord under the Sublease, shall, at its expense (if and only if, Tenant, as sublandlord under its proposed Sublease, was required to perform the following work): (a) erect all partitions required to separate the Space from the remainder of the Leased Premises and (b) to the extent necessitated by the Sublease, install all doors required for independent access from the Space to the elevators, lavatories and staircases on the applicable floor and install all equipment and facilities required to comply with all Applicable Laws and to enable Landlord to maintain and service the Space and permit the Space to be used as an independent unit; (7) the Sublease shall provide that the termination of all or any portion of this Lease by merger is not thereby intended, and (8) at the expiration of the Sublease, the Space shall, subject to subdivision (5). be returned to Tenant as then existing.

        (h) If Landlord fails to execute its options set forth in Section (f) above, then, within such fifteen (15) day period, Landlord shall not unreasonably withhold its consent to an assignment of this Lease in its entirety or to any subletting of the Leased Premises, provided that:

        (i) the Leased Premises and this Lease shall not, without Landlord's prior consent, have been published or otherwise publicly advertised for subletting at a rental rate less than the prevailing rental rate at which Landlord is then offering to lease space in the Building;

        (ii)   no Event of Default shall have occurred and be continuing;

        (iii) the proposed subtenant or assignee shall have a financial standing, be of a character, be engaged in a business, and propose to use the Leased Premises in a manner in keeping with Landlord's then current standards in such respects of tenancies in the Building;

        (iv) the proposed subtenant or assignee shall not be an occupant of the Executive Park, if Landlord has or within nine (9) months thereafter expects to have suitable space available in the executive Park and the proposed subtenant or assignee shall not be a person or entity with whom Landlord is then negotiating or discussing to lease space in the Building;

        (v) the character of the business to be conducted or the proposed use of the Leased Premises by the proposed subtenant or assignee shall not (a) be likely to increase substantially Landlord's operating expenses beyond those which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies in the Building; (b) substantially increase the burden on existing cleaning services over the burden prior to such proposed subletting or assignment; (c) violate any provision or restrictions herein relating to the use or occupancy of the Leased Premises or (d) involve the presence in the Leased Premises, as occupant or user, of a governmental agency;

        (vi) the sublease shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that this Lease shall not be assigned, encumbered or otherwise transferred in whole or in part, or any part thereof suffered or permitted to be used or occupied by others, without the prior written consent of Landlord in each instance;

        (vii) the subtenant or assignee, as the case may be, shall agree to assume all of the obligations of Tenant under this Lease for the balance of the term, with regard to an assignment, or for the term of the subletting, with regard to a sublease;

        (viii) Tenant shall reimburse Landlord on demand for all reasonable out of pocket cons that may be incurred by Landlord in connection with said sublease, including, without limitation, reasonable attorneys' fees and disbursements;

        (ix) the proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, the State of New York;

        (x) the proposed subtenant or assignee shall not be a "telecommunications common carrier", and

        (xi) the proposed subtenant or assignee shall not contemplate using the Leased Premises in any manner which would be incompatible with a first class office park and/or which would have the effect of materially lowering the rental and/or capital value of the Leased Premises and/or the Executive Park.

        (i) If Landlord shall fail to exercise its options set forth in Section (f) above and shall object to any proposed assignment or subletting, then Landlord shall provide Tenant with its reason(s) for so objecting within such fifteen (15) day period following Landlord's receipt of Tenant's Assignment/Sublease Statement.

        (j) Tenant shall pay to Landlord, as additional rent, as and when payable to Tenant one hundred (100%) percent of the following: (i) with respect to any sublease, all of any rent or other consideration paid to Tenant by any subtenant in excess of the pro rata portion of the then Annual Rent and additional rent payable for such space, and, (ii) with respect to an assignment, all consideration payable to Tenant, directly or indirectly, by any assignee, plus any other amount received by Tenant from or in connection with such subletting or assignment of this Lease, including, in either case, but not limited to, sums paid for the sale, rental or contribution of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property ("Tenant's Property") less, in the event of a sale (or contribution) of Tenant's Property, the then unamortized or undepreciated cost thereof determined on the basis of a ten (10) year useful life (as certified to Landlord by Tenant's independent certified accountants) ("Sublease Profit" or "Assignment Proceeds," as the case may be). Tenant shall be entitled to deduct from the total amount of Sublease Profit or Assignment Proceeds, as the case may be, payable to it, the reasonable out-of-pocket expenses incurred by Tenant in making such sublease or assignment, such as reasonable brokers' fees, reasonable attorneys' fees, and advertising fees paid to unrelated third parties, non-decorative improvement or alteration costs to prepare the space for such sublease or assignment and, in connection with any assignment, payments required to be made by Tenant in connection with the assignment of this Lease pursuant to Article 31-B of the Tax Law of the State of New York or any real property transfer tax of the United States or The State of New York (other than any income tax) and the costs of obtaining any accountant's certification, as required above. If the consideration payable to Tenant for any assignment shall be payable in installments, then the expenses specified herein shall be amortized over the period during which such installments shall be payable.


                                ARTICLE SEVENTEEN
                                -----------------

                                LANDLORD'S ACCESS
                                -----------------

        Section 17.01. Landlord's Right to Use Certain Facilities. Tenant shall permit Landlord to install, use and maintain additional utility and other pipes, ducts, lines, flues and conduits in and through the Leased Premises and serving other portions of the Building and/or the Leased Premises, provided that such installations are concealed within the permanent walls, floors, columns and ceilings of the Leased Premises and in the shafts provided in the Leased Premises for such installations, do not damage the appearance, reduce the floor area of the Leased Premises or affect Tenant's layout, and provided further, that the installation work is performed without substantial interference with Tenant's use of the Leased Premises. Any damage to the Leased Premises resulting from Landlord's exercise of the foregoing rights shall be repaired by Landlord, at Landlord's expense.

        Section 17.02. Landlord's Access to Premises. Landlord, and Landlord's employees, agents and contractors, shall have the right to enter and pass through the Leased Premises or any part or parts thereof (a) during non-business hours and during business hours upon reasonable prior notice to Tenant: (i) to examine the Leased Premises and to show them to underlying or ground lessees or mortgagees and to prospective purchasers, mortgagees, or insurers, and (ii) for cleaning and maintenance and making such repairs or changes in or to the Leased Premises or in or to the Building or the Common Building Facilities as may be provided for or permitted by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by laws and requirements of public authorities; provided, however, that the foregoing shall be done upon prior notice to Tenant, in a manner so as to reduce interference with Tenant's business operations and, if requested by Tenant, accompanied by a designated representative of Tenant; (b) after business hours to perform janitorial services; and (c) in emergencies. Tenant may designate one or more areas in the Leased Premises as secure areas, and Landlord shall have no access thereto without being accompanied by a designated representative of Tenant or, in the case of emergencies, by members of the Fire or Police Department. Notwithstanding anything to the contrary contained herein, Landlord and its agents shall have the right to show the Leased Premises to prospective tenants throughout the term hereof at any time without notice to Tenant. Additionally, Landlord shall have the right to construct a demising wall separating the Leased Premises from adjacent space, during normal business hours.


                                ARTICLE EIGHTEEN
                                ----------------

                             NAME OF BUILDING; SIGNS
                             -----------------------

        Section 18.01. Landlord's Right to Designate Building Name. Landlord shall have the right to designate, and thereafter change, the name of Building 6 to any name it so desires.

        Section 18.02. Signs Identifying the Building. Landlord shall provide and maintain a directory at the entrance of the Executive Park and allow Tenant, at no charge, to list the name of Tenant or Affiliate and any subtenant or assignee of Tenant on such directory. The size and prominence of the aforesaid listings of Tenant or Affiliate on said directory shall be commensurate with the amount of space occupied by Tenant in the Executive Park in relation to other tenants listed.

        Section 18.03. Limitations on Other Signs. Tenant shall neither install any signs and/or graphics and shall not permit the Building to be identified by the name of another company, or permit any other company to erect any signs and/or graphic outside or in the Common Building

Facilities of the Building, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed provided such signs and/or graphics (i) shall not adversely affect on the character or dignity of the Building, and (ii) conform with the design, style, colors and materials which are utilized by Landlord throughout the Executive Park.


                                ARTICLE NINETEEN
                                ----------------

                                 QUIET ENJOYMENT
                                 ---------------

        Section 19.01. Landlord's Covenant of Quiet Enjoyment. Landlord covenants and agrees, provided Tenant performs the terms, conditions and covenants of this Lease, to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Leased Premises and the Common Building Facilities, for the term of this Lease, without hindrance, claim or molestation by Landlord or any other person.


                                 ARTICLE TWENTY
                                 --------------

                                   NON-WAIVER
                                   ----------

        Section 20.01. No Waiver Implied. Failure by either party to complain of any action, nonaction or default of the other party shall not constitute a waiver of any aggrieved party's rights hereunder. Waiver by either party of any right for any default of the other party shall not constitute a waiver of any right for either a subsequent default of the same obligation or for any other default, past, present or future.


                               ARTICLE TWENTY-ONE
                               ------------------

                                     NOTICES
                                     -------

        Section 21.01. Notices to Landlord or Tenant. Any notice or communication to Landlord or Tenant which is required or permitted to be given under this Lease shall be effectively given only if in writing and mailed by United States Certified Mail, postage prepaid, return receipt requested, addressed as follows:

        If to Tenant, as follows:

                             Entex Information Services, Inc.

                             6 International Drive
                             Rye Brook, New York 10573
                             Attn:  Mr. Robert Weber

        If to Landlord, addressed as follows:


                             Royal Executive Park
                             c/o Heitman Properties Ltd.
                             1211 Avenue of the Americas
                             New York, New York 10036
                             Attn:  Property Management

        With a copy to:

                             Edward A. Kaminsky, Esq.
                             Handsman & Kaminsky
                             609 Fifth Avenue, Sixth Floor
                             New York, New York 10017

Either party shall have the right to change the address to which notices shall thereafter be sent by giving notice to the other parry as aforesaid.


                               ARTICLE TWENTY-TWO
                               ------------------

                               PARTIAL INVALIDITY
                               ------------------

        Section 22.01. Severability Clause. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person of any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.


                              ARTICLE TWENTY-THREE
                              --------------------

                                    BROKERAGE
                                    ---------

        Section 23.01. Brokerage. Landlord and Tenant mutually represent to each other that the only broker with whom they have dealt with respect to this Lease is The Galbreath Company and

Landlord agrees to pay all commissions that may be owing to such broker. Landlord agrees to indemnify Tenant and hold it harmless against any claims for commissions that may be asserted in connection with this Lease based upon acts of Landlord, and Tenant agrees to indemnify Landlord and hold it harmless against any claims for commissions that may be asserted in connection with this Lease based upon acts of Tenant, provided, however, in no event shall Tenant be liable to Landlord or otherwise for payment of commissions that may be owing to the broker named above.


                               ARTICLE TWENTY-FOUR

                         LANDLORD'S REPRESENTATIONS AND

                      WAIVERS AND TENANT'S REPRESENTATIONS


        Section 24.01. Landlord's Representations. Landlord represents and warrants to Tenant that (i) Landlord has the right and lawful authority to enter into this Lease for the term hereof, (ii) the execution, delivery and performance of this Lease by Landlord do not and will not contravene the provisions of Landlord's partnership agreement or any law, governmental rule, regulation or order as in effect on the date hereof and applicable to Landlord, or result in a violation of, or constitute a default under, any indenture, contract, agreement, or other instrument to which it is a party, (iii) Landlord is the owner of the Leased Premises in fee simple, (iv) the Land is presently zoned to permit use of the Leased Premises as "offices", and (v) the elevators, HVAC, electrical, plumbing and mechanical systems in the Building are in good working order and the roof is free from leaks.

        Section 24.02. Waivers. Notwithstanding any provision contained in this Lease to the contrary, Landlord hereby expressly waives any Landlord's lien it now has or may hereafter obtain and any and all rights granted by or under any present or future laws to levy or distrain for rent, in arrears, in advance, or both, upon any or all towers, antennas, machinery, equipment, fixtures, furniture and other personal property or fixtures of Tenant or any assignee or subtenant of Tenant in the Leased Premises.

        Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Leased Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

        Section 24.03. Tenant's Representations. Tenant represents and warrants to Landlord that (i) Tenant has the right and lawful authority to enter into this Lease for the term hereof, (ii) the execution, delivery and performance of this Lease by Tenant do not and will not contravene the provisions of Tenant's articles of incorporation or any law, governmental rule, regulation or order as in effect on the date hereof and applicable to Tenant, or result in a violation of, or constitute a default under any indenture, contract, agreement, or other instrument to which it is a party.

                               ARTICLE TWENTY-FIVE
                               -------------------

                         SUBORDINATION; NON-DISTURBANCE
                         ------------------------------

        Section 25.01. Subordination. Landlord may, from time to time, grant mortgages or security interests or enter into ground leases covering its estate in the Land and the Building to a lender or lenders (herein, collectively referred to as a "Mortgage"). Tenant agrees that this Lease shall be subject and subordinate to any Mortgage now or hereafter encumbering the Land and/or Building, including any modifications, extensions or renewals thereof and advances thereunder from time to time in effect. Upon the request of Landlord and at no expense to Tenant, Tenant agrees to execute a subordination agreement comprehending the provisions of this Article and otherwise in form reasonably acceptable to Landlord.

        Section 25.02. Investor's Approval. This Lease shall not become effective unless JMB Realty Corp. shall approve the execution and delivery of this Lease by Landlord. This Lease shall be null and void if such approval shall not have been obtained within fifteen (15) business days after the date of execution of the Lease.

                               ARTICLE TWENTY-SIX
                               ------------------

                                    INSURANCE
                                    ---------

        Section 26.01. Landlord's Insurance. (a) Landlord shall maintain at all times during the term of this Lease:

        (i) standard all-risk fire and casualty insurance, covering the Building in amounts at least equal to eighty percent (80%) of the replacement cost of the Building at the time in question, but in no event less than such coverage as is required to avoid co-insurance provisions;

        (ii) comprehensive public liability insurance against all claims of personal injury, death and property damage occurring in the Common Building Facilities in the Executive Park, with minimum limits of $5,000,000 for injury to or death of one or more persons in any one occurrence and $1,000,000 for damage to or destruction of property in any one occurrence; and

        (iii) workers compensation insurance in statutory limits and employer's liability insurance with a limit of $100,000 per employee.

        Section 26.02. Tenant's Insurance. Tenant covenants and agrees to provide at its expense on or before the Commencement Date and to keep in force, during the: Term naming Landlord and Tenant as insured parties:

        (i) comprehensive general liability insurance including, but not limited to, premises operations, blanket contractual insurance, broad form property damage, independent contractor's coverage and personal injury coverage, protecting Landlord and Tenant against any liability whatsoever, occasioned by any occurrence on or about the Leased Premises or any appurtenances thereto. Such policy is to be written by insurance companies licensed to do business in the State of New York and satisfactory to Landlord, and shall be in a form and in such limits as Landlord may reasonably require with minimum limits of liability thereunder of not less than $5,000,000 per occurrence for bodily or personal injury (including death) and in the amount of $1,000,000 per occurrence in respect of property damage.

        (ii) standard all-risk fire and casualty insurance covering Tenant's contents in the Building.

        Such insurance may be carried under blanket policies covering the Leased Premises and other locations of Tenant, if any, provided that each such policy shall in all respects comply with this Article and shall specify that the portion of the total coverage of such policy that is allocated to the Leased Premises is in the amounts required to be carried by Tenant and thereafter, at least 15 days prior to the effective date of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policies or a certificate evidencing such insurance. Said certificates shall contain an endorsement that such insurance may not be canceled except upon 30 days' prior notice to Landlord. Such certificates shall also have the indemnity clause set forth herein typed on the certificates evidencing that the "hold harmless" clause has been insured. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remethes provided in this Lease in the event of Tenant's default.

               "Tenant shall pay on behalf of and indemnify, defend and save Landlord harmless from and against any loss, liability, cost and expense, including reasonable attorneys' fees, (except for those expenses arising out of Landlord's provision of the services which Landlord is obligated to provide pursuant to Article Five of the Agreement of Lease between (Landlord] and [Tenant] dated _________, 1992 (the "Lease") arising from the use or occupation of the Leased Premises by Tenant or anyone in the Leased Premises with Tenant's permission and or from any breach of the Lease by Tenant"

        Section 26.03. Waiver of Subrogation. (a) Tenant agrees that it will, at its sole cost and expense, include in its fire insurance Policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Landlord regarding any tenant space in the Building with respect to losses payable under such policies and (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

        (b) Landlord hereby waives any and all rights of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance (which, for purposes of this Section (b), shall be deemed to be the coverages which Landlord is required to carry hereunder), notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against any such tenant in the Building who shall have executed a similar waiver as set forth herein for the loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

        Section 26.04. Compliance with Terms. Tenant shall not do or permit to be done any act or thing upon the Leased Premises which will invalidate or be in conflict with the policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be (but the foregoing shall not prevent Tenant from utilizing the Leased Premises as general and executive offices); and Tenant shall neither do nor permit to be done any act or thing upon the Leased Premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the Leased Premises; but nothing in this Section shall prevent Tenant's use of the Leased Premises for the purposes stated in Article Seven hereof.

        Section 26.05. Excess Rates. If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be additional rent payable within 5 days of demand therefor by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or the Leased Premises issued by the body making fire insurance rates for the Leased Premises, shall be presumptive evidence of the facts stated therein including the items and charges taken into consideration in fixing the fire insurance rate then applicable to the Leased Premises.

        Section 26.06. Windows. Notwithstanding any other clause of this lease, Landlord or its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the Leased Premises is broken, or temporarily or permanently closed, darkened or bricked upon for any reason whatsoever, except only Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction or constructive eviction.

        Section 26.07. Fines and Penalties. Notwithstanding any other clause of this Lease, Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, by reason of any breach, violation or nonperformance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property or or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the Leased Premises. Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord for expenses, damages or fines incurred or suffered by Landlord for which Tenant is liable.

        Section 26.08. Notice of Casualty. Tenant shall give Landlord notice in case of fire or accidents in the Leased Premises promptly after Tenant is aware of such event.

        Section 26.09. Landlord's Liability. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord, its agents, servants or employees.

        Section 26.10. Construction Insurance. Prior to commencement of any installations or alterations by Tenant, Tenant shall furnish to Landlord certificates of insurance evidencing the existence of:

        (a)    Workers compensation covering all persons employed for such work.

        (b) Employer's liability including bodily injury caused by disease with a limit of $100,000 per employee.

        (c) Comprehensive general liability insurance including but not limited to completed operations coverage, products liability, contractual coverage, broad from property damage, independent contractor's coverage and personal injury coverage naming Landlord, its officers, agents, directors, employees, representatives, consultants, and/or partners and owners, including but not limited to any managing agent, and Tenant as insured, with coverage of at least $5,000,000 combined single limit.

        Such insurance shall be placed with solvent and responsible companies satisfactory to Landlord and licensed to do business in the State of New York, and the policies shall provide that they may not be canceled without 30 days prior notice in writing to Landlord.

        (d) Tenant shall require all contractors engaged or employed by Tenant to indemnify and hold Tenant, Landlord, Landlord's consultants, including but not limited to any managing agent, harmless in accordance with the following clause:

               "The contractor hereby agrees to the fullest extent permitted by law to assume the entire responsibility and liability for and defense of and to pay and indemnify Landlord, Tenant and managing agent against any loss, cost, expense, liability or damage and will hold each of them harmless from and pay any loss, cost, expense, liability or damage (including, without limitation, judgments, attorney's fees, court costs, and the cost of appellate proceedings), which Landlord and/or Tenant and/or managing agent incurs because of injury to or death of any person on account of damage to property, including loss of use thereof, or any other claim arising out of, in connection with, or as a consequence of the performance of the work by the contractor and/or any acts or omissions of the contractor any of its officers, directors, employees, agents, sub-contractors or anyone directly or indirectly employed by the contractor or anyone for whose acts the contractor may be liable as it relates to the scope of this Contract, whether such injuries to person or damage to property are due or claimed to be due to any negligence of Landlord and/or Tenant and/or managing agent its or their employees or agents or any other person."


                              ARTICLE TWENTY-SEVEN
                              --------------------

                              RULES AND REGULATIONS
                              ---------------------

        Section 27.01. General: This Lease Controls in Event of Conflict. Tenant shall comply with Landlord's Rules and Regulations which are annexed hereto as Exhibit C, and such reasonable changes therein (whether by modification, elimination, addition or waiver) as Landlord at any time or times hereafter may make, which (i) shall be necessary or desirable for the reputation, safety, care or appearance of the Building or the preservation of good order therein or the operation or maintenance of the Building or the equipment thereof or the comfort of tenants or others in the Building and (ii) do not reasonably interfere with or materially adversely affect the conduct of Tenant's business in the Leased Premises; provided, however, that in the case of any conflict or inconsistency between the provision of this Lease and any of such Rules or Regulations, as changed, the provisions of this Lease shall control. Landlord shall give reasonable notice to Tenant, communicated in writing, of any changes in the Rules and Regulations made in accordance with this Section and Tenant shall be entitled to a reasonable opportunity to respond thereto. The Rules and Regulations, as changed in accordance with this Section from time to time, are hereinafter called the "Rules and Regulations."

        Section 27.02. Standards Applicable to Landlord. Landlord shall (a) not discriminate against Tenant in enforcing the Rules and Regulations; (b) not unreasonably withhold or delay its consent from Tenant for any approval required under the Rules and Regulations; and (c) exercise its judgment in good faith in any instance providing for the exercise of its judgment in the Rules and Regulations.

        Section 27.03. Landlord's Enforcement. Landlord shall use its best efforts to secure compliance by all tenants and other occupants with the Rules and Regulations, but Landlord may permit reasonable waivers with respect to other parties so long as such waivers do not materially adversely affect Tenant and provided further that Landlord grants Tenant similar waivers.


                              ARTICLE TWENTY-EIGHT
                              --------------------

                                  MISCELLANEOUS
                                  -------------

        Section 28.01. Certain Miscellaneous Provisions. This Lease (including the Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, modified, terminated or discharged, in whole or in part, except by a writing, executed by the party against whom enforcement of the change, modification, termination or discharge is to be sought. The Article and Section headings or titles in this Lease are inserted for convenience only and are not to be given any effect in its construction. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. The covenants and agreements contained herein shall inure to and be binding upon Landlord, its successors and assigns, and, Tenant, its successors and assigns. The term "Landlord" means only the owner for the time being of the Building, so that in the event of any sale or other transfer of the Executive Park or any part thereof including the Building, Landlord shall be released of all covenants and obligations of Landlord hereunder with respect to the Executive Park or portion thereof sold or transferred accruing after such sale or transfer. Neither the submission of this Lease form to Tenant nor the execution of this Lease by Tenant shall constitute an offer by Landlord to Tenant to lease the space herein described as the Leased Premises or otherwise. This Lease shall not be or become binding upon Landlord to any extent or for any purpose unless and until it is executed by Landlord and a fully executed duplicate original thereof is delivered to Tenant or Tenant's counsel.

        Section 28.02. Estoppel Certificate. At any time and from time to time within five (5) days after written demand therefor, Tenant shall execute, acknowledge and deliver to Landlord, without charge, a statement addressed to Landlord (and/or such other persons or pants as Landlord shall require), certifying that to the best knowledge of Tenant, this Lease is in full force and effect and is unmodified (or, if there have been modifications, specifying same) and setting forth the dates to which the rentals and other charges payable hereunder have been paid and stating that Landlord is not in default in the performance of any of the covenants or agreements on its part to be performed hereunder (or, if that is not the case, specifying each particular in which Tenant alleges that Landlord is in default) and certifying as to such other items in respect of this Lease as Landlord may reasonably require.

        Section 28.03. Governing Law. This Lease shall be governed in all aspects by the laws of the State of New York.

        Section 28.04. Holdover. In the event Tenant shall hold over after termination of the Lease by lapse of time or otherwise, Tenant shall pay as rent for the holdover period an amount equal to one and one-half times the monthly Annual Rental set forth in Section 4.01 of this Lease, pro rated on a daily basis. If Landlord gives notice to Tenant of Landlord's election thereof, such holding over shall constitute renewal of this Lease for a period from month to month at a rent equal to one and one-half times the Annual Rental set forth in
Section 4.01 of this Lease, but if Landlord does not so elect, acceptance by Landlord of all rent after such termination shall not constitute a renewal of the Lease. This provision shall not be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. This Section shall survive the termination or any cancellation of the Lease or the Term thereof.

        Section 28.05. Late Fee. If Tenant shall fail to pay any installment of Annual Rental when first due hereunder (irrespective of any grace period as may be applicable thereto) and (i) if such failure to pay shall continue for more than ten (10) days after such payment was first due, then Tenant shall be required to pay Landlord, upon demand, a late charge of $.05 for each 51.00 which remains so unpaid and (ii) if such failure to pay shall continue for more than twenty (20) days after such payment was first due, then, in addition to Landlord's right to collect the late charge described in clause (i) above, interest at a rate per annum equal to the lesser of (a) three (3%) percent over the Chase Manhattan Bank prime rate, or (b) the maximum rate of interest that then may be charged to parties of the same legal capacity as Tenant, shall accrue from and after the date on which any such sum was first due and payable hereunder, and such late charge and accrued interest shall be deemed additional rent hereunder and shall be paid to Landlord upon demand. Nothing in this Section shall be intended to violate any applicable law, code or regulation and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge. The provisions of this Section are in addition to all other remethes available to Landlord for nonpayment of Annual Rental.

        THIS LEASE is hereby executed and delivered effective as of the date and year first above written.


                                        LANDLORD:

                                        ROYAL EXECUTIVE PARK II, a New York
                                        limited partnership

                                        By: JMB Income Properties, LTD.-XI,
                                        a limited partnership, general partner

                                        By: JMB Realty Corporation, a Delaware
                                        Corporation, general partner




                                        By: /s/ signature illegible
                                        Name: illegible
                                        Title: SVP


                                        TENANT:

                                        ENTEX INFORMATION SERVICES, INC.



                                        By: /s/ Robert A. Weber
                                        Name: Robert A. Weber
                                        Title: Manager, Enterprise Facilities

                                   EXHIBIT A


[IMAGE NOT SHOWN]

EXHIBIT "B"


                             CLEANING SPECIFICATIONS
                             -----------------------

TENANT SPECIFICATIONS

A.      NIGHTLY SERVICES:    FIVE (5) PER WEEK, MONDAY THROUGH FRIDAY, EXCLUDING
                             ALL LEGAL HOLIDAYS.

1. Empty and clean all wastebaskets and remove trash to pre-designated area on premises, This includes trash relocation to compactors behind Buildings #3 & 5. Small plastic trash liners not included.

2.      Empty and wipe clean all ashtrays.

3. Dust furniture, files, fixtures, telephones, window sills and other surfaces up to 60" high.

4. Spot clean all interior partition glass doors, remove fingerprints and smudges.

5. Remove fingermarks and smudges from all doors, door frames and light switch areas.

6.      Secure all windows and doors upon completion of cleaning.

7. Extinguish all but the designated night lights to remain on in the building.

8. Report any faulty equipment to supervisors, who will in turn, report such items to tenants representative.


                                   FLOOR CARE
                                   ----------

1.      Sweep and/or dust mop non-carpeted areas five (5) times per week.

2.      Damp mop non-carpeted areas five (5) times per week.

3.      Vacuum all carpeting five (5) times per week. Spot-clean as necessary.

B.      PERIODIC SERVICES

1.      Office areas-high dusting every four (4) months.

2.      Dust and wipe clean all closet shelving when empty quarterly.

3.      Dust all picture frames, charts, graphs, etc., monthly.

4. Dust and damp wipe as necessary ventilating, air conditioning outlets and return air grills.

5.      Dust venetian blinds quarterly.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS
                              ---------------------

        1. The sidewalks, driveways entrances passages, courts, esplanade areas and plazas, shall not be obstructed of encumbered by Tenant or used for any purpose other than ingress and egress to and from the Leased premises and Tenant shall not permit any of its employees, agents or invitees to park automotive or other vehicles in any areas other than the designated parking spaces leased to the Tenant and referred to in this Lease as Tenant's Parking Spaces.

        2. All deliveries to and pick-ups from the Buildings shall be made at the entrances designated by the Landlord therefor.


        3. All sweepings, rubbish and other refuse shall be deposited by Tenant in the appropriate receptacles provided by Landlord in the locations designated for the storage of such refuse on the Leased Premises.

        4. Tenant shall use its best efforts to assist the Landlord in keeping the Common Building Facilities in a clean and orderly condition so as to maintain a proper appearance to the Buildings and the surrounding areas. (This shall not be deemed to impose on Tenant the obligation to clean or maintain the Common Building Facilities.)

        5. In case of any renewal under this Lease by Tenant of part but not all of one or both of the Buildings, Tenant shall comply with such additional rules and regulations as Landlord may impose for the orderly administration of such Buildings.

                            FIRST AMENDMENT OF LEASE


        THIS AGREEMENT (the "Amendment") made as of the 18th day of October, 1995, between ROYAL EXECUTIVE PARK II, a New York limited partnership, having an office c/o Heitman Properties Ltd., 1211 Avenue of the Americas, New York, New York 10036 ("Landlord") and ENTEX INFORMATION SERVICES, INC., a Delaware corporation, having an office at 6 International Drive, Rye Brook, New York 10573 ("Tenant").

                                   WITNESSETH:

        WHEREAS, by Agreement of Lease, dated as of January 20, 1995 (the "Lease"), Landlord did demise and let to Tenant, and Tenant did hire and take from Landlord, certain premises consisting of a portion of the ground floor located in Building 6 of Phase II in Royal Executive Park, Rye Brook, New York (the "Building");

        WHEREAS, Landlord and Tenant desire to modify, amend and supplement the Lease on the terms, covenants and conditions more particularly set forth herein.

        NOW, THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Unless otherwise provided to the contrary, capitalized terms used herein shall have the meanings ascribed to such terms in the Lease.

        2. The Term of the Lease is hereby extended from January 31, 1996 until December 31, 1998. Accordingly, the Expiration Date of the Lease shall be December 31, 1998.

        3. Tenant shall continue to pay Annual Rental at the rate specified in
Section 4.01 of the Lease through December 31, 1995. Tenant shall pay Annual Rental in an amount equal to Two Hundred Six Thousand Seventy-Four ($206,074.00) Dollars per annum, payable in equal monthly installments of Seventeen Thousand One Hundred Seventy-Two and 83/100 ($17,172.83) Dollars, for the period commencing January 1, 1996 through and including the Expiration Date.

        4. The following shall be added as Section 4.02 of the Lease:

        "Section 4.02. Rent Escalation.

        (a) For purposes of this Section, the following definitions shall apply:

               (i) The term "Operating Year" shall mean: (1) the period commencing on January 1, 1996 and ending on December 31, 1996, and (2) each successive period of twelve (12) months, and (3) the period of twelve (12) months or less commencing with January 1st immediately preceding the Expiration Date and ending on the Expiration Date. Escalation additional rent payable pursuant to this Section 4.02 shall be appropriately apportioned for any partial Operating Years comprising less than one (1) full year.

               (ii) The term "Base Year" shall mean, with regard to Operating Expenses and Taxes, the calendar year 1995.

               (iii) The term "Landlord's Expenses" shall mean the sum of (A) "Operating Expenses" as defined in Exhibit "A" annexed hereto plus (B) "Taxes" as hereinafter defined.

               (iv) Landlord's "Expense Statement" shall mean a reasonably detailed statement of Landlord's Expenses certified by Landlord in sufficient detail to enable Tenant's accountants to compute additional rent payable hereunder.

               (v) The term "Tax Premises" shall mean Phase II of Royal Executive Park excluding the Access Drive, together with the improvements thereon, including without limitation Buildings 4, 5 and 6.

               (vi) The term "Taxes" shall mean one-third of all real estate taxes and assessments (but not interest and/or penalties for late payment) levied and assessed against the Tax Premises and to the extent allocable to Phase II, the Access Drive and the Drainage Basin, as shown on Landlord's tax bills for the respective period, but such term shall not include any income, franchise, transfer, inheritance, capital stock or any other tax unless a tax upon rent or some other tax shall be substituted in whole or in part for the present general real estate taxes, in which event such tax shall constitute a Tax but only to the extent to which such tax shall be substituted for said real estate taxes.

               (vii) The term "Drainage Basin" shall mean the drainage retention basin servicing Royal Executive Park.

               (viii) Any assessments imposed by public authorities for improvements included in Taxes which may be paid in installments shall be deemed payable in the maximum number of installments permitted by law and only such installment(s) as are payable within any real estate fiscal tax year shall be included in Taxes for such tax year for the purposes of this Lease.

        If any assessment for improvements includable in Taxes is not payable in installments, the estimated useful life (in years) of the improvement for which the assessment is levied shall be determined in accordance with (i) Internal Revenue Code guidelines or (ii) generally accepted accounting principles whichever results in the longer useful life, and Tenant shall pay as its share of that portion of the assessment allocable to the Leased Premises (in accordance with generally accepted accounting principles) a pro-rata amount determined by (a) dividing (1) the amount of the assessment by (2) the number of years of such useful life: and
(b) multiplying the quotient by the lesser of (1) the number of years remaining in the term of the Lease (including the number of years of any renewal option exercised by Tenant) or (2) the number of years of such useful life.

               (ix) The term "Tenant's Share" shall mean 13.47%.

        (b) Tenant shall pay as additional rent for each Operating Year, Tenant's Share of the excess, if any, in the Landlord's Expenses for said Operating Year over Landlord's Expenses for the Base Year. In the event that the Executive Park is 95% or more fully occupied, Landlord's Expenses shall be actual costs of operation. In the event of lower occupancy, Operating Expenses shall be determined by adjustment to the level that they would have been at 95% occupancy. Such additional rental shall be payable by Tenant to Landlord as follows:

               (i) The additional rent for Operating Expenses for the first Operating Year shall be payable on the first day of each month commencing on January 1, 1996 and ending December 31, 1996 in a monthly installment equal to 1/12th of the additional rent hereunder for Landlord's Expenses reasonably estimated by Landlord to be payable by Tenant to Landlord for the first Operating Year. If the actual amount of additional rent paid by Tenant for the first Operating Year is ultimately determined to be less than or in excess of the actual amount therefor due from Tenant hereunder, then within thirty (30) days after the date on which Landlord delivers its Expense Statement for the respective Operating Year Tenant shall pay to Landlord the amount of such shortfall, if any, or Landlord shall credit such excess, if any, to future payments of Annual Rental and/or additional rent required to be paid by Tenant under this Lease.

               (ii) Commencing with the second Operating Year, the additional rent for Landlord's Expenses shall be payable on the first day of each month during each Operating Year in an amount equal to 1/12th of the additional rent hereunder for Landlord's Expenses estimated by Landlord to be payable by Tenant to Landlord for the current Operating Year. Such estimated payments shall be reconciled to actual payments in the same manner as set forth in Section 4.02(b)(i).

               (iii) Landlord shall deliver its Expense Statement to Tenant within ninety (90) days after the end of each Operating Year, provided, however, Landlord shall not lose its right to collect the additional rent for Landlord's Expenses for the respective Operating Year if Landlord fails to submit an Expense Statement within the time specified herein. The payment of any additional rental by Tenant shall not preclude it from questioning the correctness of any Expense Statement. In the event Tenant objects to the Expense Statement, Tenant shall give Landlord a specific statement of its objections within one hundred twenty (120) days from the date Landlord delivers the Expense Statement to Tenant. If Tenant does not object to an Expense Statement within said one hundred twenty (120) day period, Tenant may not thereafter object to said Expense Statement.

               Landlord will make available to Tenant and its advisors (upon reasonable notice during normal business hours) all relevant books and records pertaining to Landlord's Expenses, provided, however, that if Tenant shall audit Landlord's books and records utilizing a third-party auditor, then such auditor shall not be compensated by Tenant on a contingency fee basis. In the event Tenant objects to the Expense Statement, Tenant shall give Landlord a specific statement of its objections within ninety (90) days from the date Landlord makes such books and records available to Tenant. If Tenant does not provide such statement to Landlord within said ninety (90) day period (provided Landlord shall have timely made its books and records available to Tenant as aforesaid), Tenant may not thereafter object to said Expense Statement. In the event Tenant shall dispute Landlord's Expense Statement and the parties cannot resolve their differences within thirty (30) days thereafter, Tenant may request a certification of the Expense Statement by Landlord's certified public accountant. Such certification by an accountant shall be binding upon Landlord and Tenant unless Tenant demonstrates same to be in error. Pending delivery of such certified statement by Landlord's accountant, Tenant may not withhold payment of the amount in dispute.

        (c) Notwithstanding anything in this Section 4.02 to the contrary, it is understood and agreed that if Landlord shall receive a refund of any portion of Taxes in respect of which Tenant shall have paid additional rental under this Section, then and under such circumstances Tenant shall be entitled to a credit against future payments of additional rental under this Section in an amount equal to a pro rata share of such refund, after first deducting from such total refund all reasonable fees, costs and expenses incurred by Landlord in collecting same.

        (d) If, upon the expiration of the term of the Lease, any credit to which Tenant might be entitled pursuant to this Section shall not then have been used as a credit, then, subsequent to Tenant properly vacating the Leased Premises and provided that Tenant is not in default hereunder, Tenant shall be entitled to a payment equal to the amount of any such remaining credit within thirty (30) days of said lease expiration. Tenant's obligation hereunder to pay additional rent for any Operating Year shall survive the expiration or termination of the term of this Lease. In the event that the additional rent to be paid by Tenant under this Section for the final

Operating Year has not been determined upon the last day of the Lease term, Tenant covenants to pay to Landlord the additional rent required to be paid pursuant to this Section for the final Operating Year upon a determination being made by Landlord of the actual amount of additional rent required to be paid by Tenant pursuant to this Section. Notwithstanding the foregoing, Tenant's obligation to pay additional rent shall not extend to that period of the Operating Year after termination of this Lease."

        5. Section 1.03 of the Lease is hereby deleted in its entirety.

        6. The last sentence of Section 5.03 of the Lease is hereby deleted and the following shall be substituted in its place and stead:

        "The cost of electric power for Tenant's use shall be $2,272.88 per month subject to increases or decreases based upon surveys as provided below. Such amount shall be paid by Tenant as additional rent hereunder together with monthly installments of Annual Rent. If either party shall request a survey of Tenant's electrical consumption, then Landlord and Tenant jointly shall select an independent third party whose fees shall be paid by Tenant for purposes of conducting such survey, and the monthly electrical charge shall be prospectively adjusted if indicated by such survey. Tenant's electricity cost shall be based upon the Landlord's then current average cost per kilowatt hour charged by the local utility company, without any administrative charge to Tenant."

        7. Supplementing Section 5.07 of the Lease, Landlord, as part of its Janitorial Services, will (i) supply the restrooms servicing the Leased Premises with toilet tissue and soap, and (ii) remove ice, snow and litter from the walks, driveways and parking areas of the Executive Park. Additionally, Landlord will maintain the Building's access security system, provided, however, that Tenant, at its cost and expense, will maintain the security system servicing the Leased Premises.

        8. In supplementing Section 7.01 of the Lease, Tenant may occupy the Leased Premises for offices, sales, display, storage, service, repair and use of Tenant's products and equipment, engineering, training of Tenant's customers and employees, and all other uses incidental and related thereto.

        9. Notwithstanding anything to the contrary contained in Section 11.01 of the Lease, Landlord's approval shall not be required for Permitted Alterations that are non-structural in nature and do not affect Building systems if the aggregate cost thereof does not exceed $25,000. Additionally, the percentage specified in Section 1 1.01 (c) of the Lease is hereby reduced from ten (10%) percent to five (5%) percent.

        10. Notwithstanding anything to the contrary contained in Section 11.02(b) of the Lease, Tenant will not be required to repaint any portion of the Leased Premises upon the expiration of the Lease unless repainting is necessitated by Tenant's abnormal wear and tear.

        11. Section 13.01(a) of the Lease is hereby amended to add the words "receipt of" after the words "ten (10) days after" in line four thereof and "thirty (30) days after" in line six thereof. Notices delivered pursuant to
Article 21 of the Lease shall be deemed to have been received by a party three
(3) business days following the date such notice shall have been mailed by the sending party.

        12. The third sentence of Section 15.01 of the Lease beginning with the words "If by reason of a future change in Applicable Laws" and all succeeding sentences of such Section are hereby deleted in their entirety.

        13. In addition to the forty (40) nonexclusive parking spaces provided to Tenant pursuant to Section 6.01(a) of the Lease, Landlord shall provide Tenant with eight (8) reserved spaces which will be designated "Entex" throughout the Lease Term.

        14. The phrase "on the date of such assignment" set forth at the end of the first full sentence on page 19 of the Lease shall be deleted and "on the date hereof" shall be substituted in its place and stead.

        15. The reference to one hundred (100%) percent set forth in Section 16.01(j) of the Lease shall be deleted and "fifty (50%) percent" shall be substituted in its place and stead.

        16. Supplementing Section 17.02 of the Lease, if Landlord shall require access to the Leased Premises for repairs, construction or otherwise, then Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Leased Premises and its ability to conduct business therein.

        17. Supplementing Article 25 of the Lease, Landlord shall use reasonable efforts to secure customary non-disturbance protection in favor of Tenant in connection with any refinancing of the Building.

        18. Landlord shall keep in full force and effect throughout the Lease Term a policy of insurance against loss or damage by fire and such other risks and hazards (including burglary and theft) as are insurable under standard forms of "all risk" insurance policies, with extended coverage, covering the Building for at least ninety (90%) percent of the replacement value thereof, exclusive of foundations and any tenant alterations. Effective as of the date hereof and thereafter throughout the Lease Term, the liability and property damage insurance policy which Tenant is required to obtain pursuant to Section 26.02 of the Lease shall cover (in addition to the risks described therein) all risk of direct physical loss or damage, including but not limited to, water leakage, overflow and sewer and drain build-up. Simultaneously with the execution and delivery of this Amendment, Tenant shall deliver a certificate of insurance to Landlord evidencing such additional coverage.

        19. Landlord and Tenant hereby covenant that they will not release or discharge any hazardous or toxic materials in or around the Building, provided, however, that the foregoing shall not restrict either party from using and storing normal office building cleaning materials or hiring licensed exterminators for the purpose of rodent or pest control. Additionally, Landlord may store hydrocarbons at the Building such as gasoline, oil and diesel fuel so long as the storage thereof complies with applicable law.

        20. Provided Tenant shall not be in monetary default under the Sublease or Non-Disturbance Agreement (as such terms are hereinafter defined) at the time Tenant delivers its Exercise Notice or on the Renewal Commencement Date (as such terms are hereinafter defined), Tenant shall have the option (the "Option") to extend the term of the Lease for the period commencing on the first day next succeeding the Expiration Date (the "Renewal Commencement Date") through and including May 30, 2002 (the "Renewal Term") upon the same terms, conditions and provisions as are provided for in the Lease (including without limitation payment of Rent Escalations pursuant to Section 4.02) except that:

               (x) the Annual Rental during the Renewal Term shall equal the sum of (A) the Annual Rental payable during the last twelve (12) months of the original Term plus (B) ninety-five (95%) percent of the amount by which (x) the then-current market rental rate for five-year leases of space comparable to the Leased Premises (less the amount payable per rentable square foot under Section 4.02 for the last twelve (12) months of the original Term) multiplied by the rentable area then included in the Leased Premises exceeds (y) the amount payable under (A) of this paragraph. The fair market rental rate for a five (5) year lease shall be utilized for purposes of determining the Annual Rental during the Renewal Term notwithstanding the fact that the Renewal Term shall comprise fewer than five (5) years. In the event that Landlord and Tenant cannot agree upon the market rental rate to determined the Annual Rental for the Renewal Term on or before the ninetieth (90th) day prior to the commencement of the Renewal Term, such market rental rate shall be determined by a real estate appraiser with not less than ten (10) years' experience in the Westchester leasing market and mutually acceptable to Landlord and Tenant, provided, that if a mutually acceptable appraiser cannot be selected by the parties, then the selection of a real estate appraiser (complying with the experiential requirements above) shall be made by the American Arbitration Association. The cost of such appraiser's services and any arbitration fees shall be shared equally by Landlord and Tenant. The real estate appraiser shall be directed to not consider in determining the "then-current market rental rate" any rent concessions, build-out allowances, work letter expenses and any other expenses Landlord would have to make by reason of market conditions if a new tenant were to lease the Leased Premises instead of Tenant For example, if the "then-current market rental rate" were $35.00 per rentable square foot, such $35.00 per rentable square foot figure would be utilized for purposes of determining the Annual Rental during the Renewal Term notwithstanding that then prevailing market conditions would require Landlord to provide a new tenant of the Leased Premises with a six month rent concession, $30.00 per rentable square foot work letter or other such incentives. For the purposes of this paragraph only, the area of the Leased Premises is 12,122 rentable square feet.

                      (y) the Expiration Date shall mean May 30, 2002; and

                      (z) Tenant shall have no further options under this paragraph.

        The Option may be exercised only by Tenant giving notice (the "Exercise Notice") to Landlord of Tenant's exercise of said Option, not later than one (1) year prior to the Expiration Date. Upon Tenant's giving of the Exercise Notice, the term of this Lease shall be extended automatically upon the terms and conditions herein specified without the execution of an extension agreement or other instrument. If this Lease case shall be terminated before the commencement of the Renewal Term, Tenant's option to extend the term of this Lease, or its exercise thereof, or the Renewal Term or lease created by any such exercise, shall be rendered null and void. If Tenant shall not give Landlord the Exercise Notice at the time set forth above and in the manner prescribed by Article XXI of the Lease, then the Option shall terminate and be deemed waived by Tenant. Time is of the essence as to the date for the giving of the Exercise Notice.

        21. Tenant acknowledges that it currently occupies the Leased Premises pursuant to the Lease and represents to Landlord that it has thoroughly inspected and examined the Leased Premises and is fully familiar with the physical condition and state of repair thereof. Tenant does hereby agree to accept the Leased Premises in its existing condition and state of repair, subject to any and all defects therein, latent or otherwise, "AS IS", and Landlord shall have no obligation of any kind to or in respect thereof, except as elsewhere in the Lease otherwise expressly provided.

        22. Notwithstanding anything to the contrary contained in the Lease, Tenant shall be obligated to comply with the requirements of any handicapped laws and regulations applicable to the Leased Premises, including without limitation, the so-called Americans with Disabilities Act and the regulations promulgated thereunder.

        23. Tenant represents and warrants that it has not dealt with any broker in connection with this Amendment other than The Galbreath Company (the "Broker") and Tenant does hereby indemnify and agree to hold Landlord harmless from and against any and all liability, loss, claim, damage, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of or in connection with claims for commission made against Landlord by any broker, finder or like agent who claims to have dealt with Tenant in connection with the execution and delivery of this Amendment (other than Broker). Landlord represents and warrants to Tenant that Landlord has not dealt with any broker in connection with this Amendment (other than Broker). Landlord shall indemnify and hold Tenant harmless from and against any and all liability, loss, damage, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Tenant resulting from a misrepresentation contained in the preceding sentence. Landlord shall pay Broker any commission payable in connection with this Amendment pursuant to separate agreement. This provision shall survive the cancellation or expiration of the Lease.

        24. Reference is hereby made to that certain Amended Sublease, dated December 31, 1993 between JWP, Inc. and Tenant covering the entire second (2nd) floor of the Building (the "Sublease") and that certain Landlord's Consent and Non-Disturbance and Attornment Agreement, dated December 31, 1993, among JWP, Inc., Landlord and Tenant (the "Non-

Disturbance Agreement"). Any monetary default by Tenant under the Sublease and/or Non-Disturbance Agreement shall constitute a material default under the Lease and any monetary default by Tenant under the Lease shall constitute a material default under the Sublease and Non-Disturbance Agreement.

        25. Except as expressly modified, amended and supplemented by this Amendment, all of the terms, covenants and conditions of the Lease shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                            Landlord:

                            ROYAL EXECUTIVE PARK II,
                            a New York limited partnership
                            By: JMB Income Properties, LTD.-XI,
                            a limited partnership, general partner
                            By: JMB Realty Corporation, a Delaware
                            Corporation, general partner


                            /s/ By: signature illegible
                            Name: name illegible
                            Title: Vice President

                            TENANT:

                            ENTEX INFORMATION SERVICES, INC.

                            /s/ By: Robert R. Auray, Jr.
                            Name: Robert R. Auray, Jr.
                            Title: Executive Vice President, Finance
                            Chief Financial Officer

                                   EXHIBIT "A"
                                   -----------

                               OPERATING EXPENSES
                               ------------------

        "Operating Expenses" as used in Section 4.02 shall mean the direct operating costs specified below in Category A actually incurred by Landlord for a given Operating Year, (a) to the extent properly allocable (in accordance with generally accepted accounting principles consistently applied) to the operation, repair and maintenance of the Building and (b) to the direct operating costs specified below in Category A actually incurred by Landlord for a given Base or Operating Year that are properly allocable (in accordance with generally accepted accounting principles consistently applied) to the operation, repair and maintenance of the Common Building Facilities, the drainage retention basin servicing Royal Executive Park (the "Drainage Basin") and the Access Drive. It is agreed that any cost allocable to the items specified below in Category B shall be excluded from Operating Expenses.

        The Building's pro-rata share of the aforesaid direct operating costs allocable to the operation, repair and maintenance of (x) the Common Building Facilities shall be determined by multiplying said allocable costs by a fraction, the numerator of which shall be the aggregate gross rentable area of the Building and the denominator of which shall be the aggregate gross rentable area of all buildings now or hereafter erected on the Land, and (y) the Drainage Basin and the Access Drive shall be determined by multiplying said allocable costs by (i) a fraction, the numerator of which shall be the number of acres of land within Phase II and the denominator of which shall be the number of acres of land within the entire Royal Executive Park, excluding the Drainage Basin or the Access Drive as the case may be, and by multiplying the product thereof by
(ii) a further fraction, the numerator of which shall be the aggregate gross rentable area of the Buildings and the denominator of which shall be the aggregate gross rentable area of all buildings now or hereafter erected within Phase II.

        A.     Items Included in Operating Expenses:

        (1) salaries, wages and all other expenses incurred for the employment of Building staff excluding those staff members above the grade of Building Manager and/or equally held positions;

        (2) the cost of materials and supplies used in the operation, repair and maintenance of the Building, the Common Building Facilities, the Drainage Basin and the Access Drive;

        (3) the cost of replacements for tools and equipment used in the operation, repair and maintenance of the Building, the Common Building Facilities, the Drainage Basin and the Access Drive, it being agreed that such equipment shall not include elevators or any items of a capital nature, except as provided in subparagraph A(15);

        (4) amounts charged to Landlord by independent contractors for services (including full or part-time labor), materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Building, the Common Building Facilities, the Drainage Basin and the Access Drive, and the heating, air conditioning, ventilating, plumbing, electrical and elevator systems of the Building;

        (5) amounts paid by Landlord, or charged to Landlord by independent contractors, for window cleaning and janitorial, rubbish removal and porter services;

        (6) water charges and sewer rents;

        (7) the cost of repainting or otherwise redecorating any part of Common Building Facilities;

        (8) seasonal decorations for the lobby and other public portions of the Common Building Facilities;

        (9) the cost of telephone service, postage, office supplies, maintenance and repair of office equipment and similar charges related to operation of the building manager's office;

        (10) the cost of licenses, permits and similar fees and charges related to the operation, repair and maintenance of the Building, Common Building Facilities and the Drainage Basin;

        (11) premiums for insurance obtained by Landlord covering the Building, Drainage Basin, Common Building Facilities and Access Drive;

        (12) fees for the management of the Building, not exceeding those fees customarily charged for comparable buildings and excluding any leasing commissions or compensations;

        (13) charges (including applicable taxes) for electricity, steam and other utilities required in the operation of the Building and other Common Building Facilities.

        (14) lease payments for rented equipment used by Landlord to provide services which would otherwise be provided by an independent contractor and the cost of which services would be an item included as an Operating Expense; provided that in no event shall the annual cost of such lease payments and direct services included in Operating Expenses exceed, in the aggregate, the cost that would have been charged by an independent contractor for such services;

        (15) the amount of annual amortization taken by Landlord (calculated by the straight-line method and based on the estimated number of years of the actual useful life of the equipment or of the useful life thereof established in accordance with Internal Revenue Code guidelines) for any replacement equipment purchased by Landlord to provide services and the cost of which services would be an item included as an Operating Expense; and

        (16) If any capital improvement is made or any item of capital equipment is leased during any Operating Year either (i) in compliance with a legal requirement, whether or not such requirement is valid or mandatory, or a requirement of any applicable insurance policies, or (ii) for the purpose of reducing Operating Expenses (as, for example, a labor-saving improvement), then the cost of such improvement (or rental thereof) shall be included in Operating Expenses for the Operating Year in which such improvement was made (or such rental payment obligation incurred); provided however, to the extent the cost of such improvement is required to be capitalized for federal income tax purposes, such cost shall be amortized over the shortest useful life of such improvement permitted pursuant to the Internal Revenue Code of 1986, as amended, and the annual amortization thereof, together with interest thereon at a rate equal to two (2%) percent over the then prime rate being charged by Chemical Bank, N.A., shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.


        B.     Items Excluded from Operating Expenses:

        (1) the cost of any work or service performed for any tenant (including Tenant) at such tenant's cost;

        (2) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, athletic or recreational club, unless such facility is an amenity for Tenant;

        (3) salaries of officers and executives of Landlord above the grade of building manager;

        (4) the cost of any items for which Landlord is reimbursed by any tenant or by insurance of otherwise;

        (5) the cost of any repairs, alterations, additions, changes, replacements and other items which are made in order to prepare for a new tenant's occupancy (and the cost of correcting defects in any such work) or which under generally accepted accounting principles are properly classified as capital expenditures (except costs referred to in subparagraphs A(15) and A(16) (which shall be deemed to include a) any costs of correcting defects in the:
Building equipment if such defects are noted within one (1) year after the Term Commencement Date, (b) the costs of correcting any deficiencies in Landlord's Work within six (6) months after the Term Commencement Date or (c) the cost of correcting structural defects in the construction of the Building, Common Building Facilities and Drainage Basin);

        (6) the cost of any, work or service performed for any tenant of the Buildings (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Tenant);

        (7) the cost of any work or service performed for any facility other than the Leased Premises, Common Building Facilities, and Drainage Basin;

        (8) the cost any additions to the Buildings;

        (9) the cost of any repair in accordance with Articles Nine and Twelve of the Lease;

        (10) interest on debt or amortization payments on any mortgage and rental under any ground lease or other underlying lease and legal expenses incurred in connection with such mortgages or ground or underlying lease;

        (11) any real estate brokerage commissions or other cost incurred in procuring tenants or in Landlord disposing of its interest in Royal Executive Park;

        (12) any advertising expenses;

        (13) charges (including applicable taxes) for electricity, steam and other utilities for which Landlord receives reimbursement from any tenant; and

        (14) franchise, transfer, inheritance, capital stock or income taxes of Landlord;